Exhibit 5.01
                                 Arent Fox PLLC
                                  1675 Broadway
                          New York, New York 10019-5820
                                  212-484-3900

                                                                 August 10, 2005

I.C. Isaacs & Company, Inc. 3840 Bank Street Baltimore, Maryland 21224-2522

Ladies and Gentlemen:

      We have acted as counsel for I.C. Isaacs & Company, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-2 (the "Registration Statement") registering 500,000 shares of Common Stock, par value $0.0001 per share (the "Shares"), issuable upon the exercise of warrants granted by the Company on September 12, 2002 (the "Warrants"). This opinion is being furnished in accordance with the requirements of Item 16 of Form S-2 and
Item 601(b)(5)(i) of Regulation S-K.

      We have examined copies of the Company's Amended and Restated Certificate of Incorporation, as amended and Amended and Restated By-Laws, the Warrants, all resolutions adopted by the Company's Board of Directors relating to the above and other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined such other documents, papers, statutes and authorities as we have deemed necessary to form a basis for this opinion. In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to this opinion, we have relied on statements and certificates of officers and representatives of the Company and others.

      Based upon the foregoing, we are of the opinion that the Shares issuable pursuant to the Warrants have been duly authorized and will be (when issued, sold and delivered as authorized) validly issued, fully paid and non-assessable.

      The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof or for any other reason.

      We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the prospectus constituting a part thereof and any supplements and amendments thereto.

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I.C. Isaacs & Company, Inc. August 10, 2005
Page 2

      This opinion letter is rendered as of the date first written above, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.

      The opinion set forth herein is limited to matters governed by the laws of the State of Delaware and the Federal Laws of the United States of America, and we express no opinion as to any other laws.

      We hereby consent to the filing of this opinion as Exhibit 5.01 to the Registration Statement.


                                                Very truly yours,


                                                /s/ Arent Fox PLLC